SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 6, 2016 (December 2, 2016)

PARETEUM CORPORATION

(Exact name of registrant as specified in Charter)

Delaware	000-030061	95-4557538
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Park Avenue

New York, NY 10017

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 984-1096

N/A

(Former Name or Former Address, if Changed Since Last Report)

  Copies to:

Darrin M. Ocasio, Esq.

Sichenzia Ross Ference Kesner LLP

61 Broadway, 32nd Floor

New York, NY 10006

Phone (212) 930-9700

Fax (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On December 2, 2016, Pareteum Corporation (the “Company”) entered into a subscription agreement (the “Subscription Agreement”) with an “accredited investor” (as defined in Rule 501(a) of the Securities Act of 1933, as amended, the “Securities Act”) relating to the issuance and sale of 5 shares of the Company’s Series A-1 Preferred Stock, par value $0.00001 per share (the “Series A-1 Preferred Stock”), for aggregate gross proceeds of $50,000.  As previously disclosed, the Company held an initial closing on October 28, 2016 and subsequent closing on November 10, 2016, pursuant to which the Company has sold an aggregate of 95 shares of Series A-1 Preferred Stock for aggregate gross proceeds of $949,807.12. As of the date hereof, including the previously disclosed sales, the Company has sold a total of 100 shares of Series A-1 Preferred Stock for aggregate gross proceeds of $999,807.12.

Item 3.02    Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K concerning the sale of the Series A-1 Preferred Stock is incorporated herein by reference. The Series A-1 Preferred Stock was offered and sold pursuant to an exemption from registration under Section 4(a)(2) and Regulation D of the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 6, 2016	PARETEUM CORPORATION

	By:	/s/ Alexander Korff
Name: Alexander Korff
Title: General Counsel & Secretary